EXHIBIT 99.1

Press Release

Investment by UNIC Technologies CEO Dr. Zhongxi Zheng for
5.06% of MEDITE Cancer Diagnostics, Inc. Highlights Digital Cancer Diagnostic Strategy

Orlando, FL., September 9, 2015 - MEDITE Cancer Diagnostics, Inc., (OTC/QB: MDIT) specializing in the development, manufacturing, and marketing of immuno-assays and premium medical devices for detection, risk assessment and diagnosis of cancer and precancerous conditions announces an investment by UNIC Medical, Inc.‘s Chairman and UNIC Technologies, Inc.’s CEO, Dr. Zhongxi Zheng, an MD in Pathology. His investment represents 5.06% of MEDITE’s outstanding common shares after the investment. In exchange for Dr. Zheng’s $1.738 million investment, MEDITE Cancer Diagnostics, Inc. issued 1,086,250 shares of unregistered common stock at the per share price of $1.60. These shares are exempt from registration under Regulation S of the Securities Act of 1933.

Dr. Zheng’s investment represents the initial payments regarding $3.5 million he intends to invest in MEDITE by the end of 2015 at $1.60 per share. UNIC Medical, Inc. (Shanghai, China) a wholly owned subsidiary of UNIC Technologies, Inc. (Beijing, China) and a world-leading digital pathology solutions provider, has developed and is selling whole-slide-imaging (digitalization) instruments and image analysis software tools potentially used in providing computer aided diagnosis for detection of cancer and precancerous conditions. It is also active in cloud-computing based tele-pathology systems, cloud data mining tools, education and training and lab information systems (LIS). The parent company UNIC Technologies, Inc., is a high tech company focused on automated digital optical quality assurance technology and is owned 59% by Dr. Zheng. “Our investment in MEDITE, the only independent manufacturer with the complete line of equipment and consumables for pathology laboratories and with its high quality German manufacturing facilities, reflects our strong endorsement and excitement of MEDITE’s strategy and products to meet the burgeoning demand expected from UNIC Medical’s customers in China and Asia. This investment represents another step as MEDITE and UNIC Medical work to implement the Chinese government supported project mandating standardization of histology laboratories in China” stated Dr. Zheng.

China is soon expected to be the largest market for medical devices. Health care revenues are expected to increase from about $350 billion in 2011 to $1 trillion USD by 2020. Since the Chinese government introduced public health insurance for approximately 90% of its population of almost 1.4 billion, many can now afford and demand cancer screening, diagnosis and treatments. Also, according to Dr. Zheng, “China is an aging society with over 125 million people currently 65 years or older along with increasing rates of incidences for all types of cancer are factors leading to exploding demand for diagnosis and treatment. Since China currently lacks a sufficient number of trained pathologists and has no uniform standards for diagnosis and treatment, the Chinese government is implementing an initiative for standardization and digitalization using computer aided diagnosis. UNIC participates on various committees establishing these standards. MEDITE’s histology products provide devices and consumables for the entire histology process from the tissue sample (biopsy) to the readable microscopic slide. At this interface, UNIC’s devices digitalize and diagnose the sample on the slide utilizing the latest cloud technology which allows the pathologist to focus on slides indicating precancerous and cancerous conditions.”

“The excitement, cooperation and enthusiasm generated from the synergies of MEDITE’s histology equipment, consumables and newly developed immuno-assays combined with UNIC’s digitalization and cloud technologies provide an ideal symbiosis addressing the objectives of the Chinese and other markets for digitalization and standardization. We believe our solution provides a competitive advantage and a unique solution to solve cost effectively future challenges involving cancer screening and diagnosis,” stated Michaela Ott, CEO of MEDITE.

In 2014, MEDITE together with UNIC Medical successfully received Chinese Food and Drug Administration (“CFDA”) approval for all MEDITE histology laboratory devices. The CFDA application for the cytology product line is currently in preparation, and approval is expected in 2015.

MEDITE and UNIC Medical also recently presented their cytology standardization project for cervical cancer screening in China using MEDITE’s cytology product line including the newly developed and patent applied immuno-assays from former CytoCore, Inc. (now MEDITE Cancer Diagnostics, Inc.) at a major cytology show in Hefei from June 12. - 13. 2015.

About MEDITE Cancer Diagnostics, Inc.
MEDITE Cancer Diagnostics Inc., is a Delaware registered company consisting of wholly-owned MEDITE GmbH a Germany-based Company, with its subsidiaries CytoGlobe GmbH (Cytology Products, Germany), MEDITE GmbH (Distributor, Austria), MEDITE Inc. (Distributor, Americas) and MEDITE sp. z o.o. (R&D Poland). MEDITE specializes in the development, manufacture and distribution of medical laboratory automation equipment and supplies for pathology, histology and cytology. For these fields, it offers a complete range of devices and consumables.  MEDITE currently sells into 70 countries and is the market leader in Germany. Additional information on MEDITE’s products and services can be found at www.medite-group.com. On April 3, 2014, MEDITE was acquired by CytoCore, Inc. a bio molecular diagnostics company engaged in the design, development, and commercialization of cost-effective cancer screening systems and immune-assays to assist in the early detection of cancer. The name of the company changed from CytoCore, Inc. to MEDITE Cancer Diagnostics, Inc. in December 2014.

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, the Chinese government’s capabilities to implement digitization and UNIC Medical’s and MEDITE’s abilities to successfully meet expectations. MEDITE is solely relying on Dr. Zheng’s representations regarding ownership and operating expectations regarding UNIC Medical and UNIC Group. MEDITE’s ability to maintain and grow its revenues, as well as those risk factors that apply to our operations as disclosed in Item 1A of our Report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

For more information please visit: www.medite-group.com

Investor Contact:

Robert McCullough, Jr. CFO

407 996 9630